Exhibit 1

                             SUBSCRIPTION AGREEMENT

TO:     Cryopak Industries Inc.
        1053 Derwent Way
        Delta, B.C.
        V3M 5R4

The undersigned subscriber (the "Purchaser") hereby irrevocably subscribes for Cdn$500,000 (principal amount in multiples of $1,000) of Secured Subordinate Convertible Debentures of Cryopak Industries Inc. (the "Corporation"), on the terms and conditions set out herein. The Debentures are convertible into Common Shares of the Corporation at a price of $0.36 per Common Share in Year 1 and Year 2, $0.40 per Common Share in Year 3, $0.44 per Common Share in Year 4 and $0.49 per Common Share in Year 5, subject to adjustment as set out in the Debenture.

DATED at Montreal, in the Province of Quebec this 6th day of April, 2005.

Esarbee Investments Limited                             1170 Peel St., #800, Montreal, QC, H3B 4P2
--------------------------------------------------      -------------------------------------------------------
(Name of Purchaser - please print)                      (Purchaser's Address)

/s/ Oded Tal                                            /s/ Zeno Santache
--------------------------------------------------      -------------------------------------------------------
Authorized Signature                                    Authorized Signature, Zeno Santache, CFO

Vice-President                                          (514) 878-5217
--------------------------------------------------      -------------------------------------------------------
(Official Capacity or Title - please print)             (Telephone Number)

Oded Tal                                                7,815,714 Common Shares
--------------------------------------------------      -------------------------------------------------------
(Please print name of individual  whose  signature      Present Direct & Indirect Holdings of Securities
appears  above if  different  than the name of the      of the Corporation
subscriber printed above)

895962363RC0002
--------------------------------------------------
Social Insurance Number or Business Number
                                                        Is the Purchaser a member of the Pro Group as
Is the Purchaser an Insider of the Corporation?         defined by TSX?

            |X| YES      |_| NO                             |_| YES      |_| NO

Registration Instructions                               Delivery Instructions
                                                        Mr. Oded Tal, 1170 Peel St., #800, Montreal, QC H3B 4P2
--------------------------------------------------      -------------------------------------------------------
Name                                                    Address


--------------------------------------------------      -------------------------------------------------------
Account reference, if applicable                        Account reference, if applicable


--------------------------------------------------      -------------------------------------------------------
Address                                                 Contact Name

Definitions

1. In this Agreement, unless the subject matter or context is inconsistent therewith:

      (a) "Agreement" means this agreement, as amended or supplemented from time to time;

      (b) "Business Day" means a day, other than a Saturday, on which Canadian chartered banks are open for general banking business in Vancouver, British Columbia;

      (c)   "TSX" means the TSX Venture Exchange, Inc.;

      (d) "Closing Date" means such date, as soon as reasonably practicable following TSX approval of the private placement contemplated hereby, as determined by the Corporation;

      (e) "Closing Time" means 10:00 a.m. (Vancouver time) on the Closing Date or such other time as the Corporation may determine;

      (f) "Collateral Agent Agreement" means the Collateral Agent Agreement between the Corporation and Esarbee Investments Limited dated April _____, 2005, as amended or supplemented from time to time;

      (g)   "Common   Shares"   means  common  shares  in  the  capital  of  the
            Corporation;

      (h) "Debentures" means the Secured Subordinate Convertible Debentures of the Corporation substantially in the form attached as Schedule "A" hereto;

      (i)   "Proceeds" means proceeds from the sale of the Debentures;

      (j) "Purchased Debentures" means the principal amount of Debentures purchased by the Purchaser pursuant to this Agreement;

      (k) "Subscription Price" means the aggregate subscription price paid by the Purchaser for the Purchased Debentures, being the number of Purchased Debentures multiplied by $1000.00 per Purchased Debenture;

      (l)   "Subsidiary" means Cryopak Corporation Ltd; and

      (m) "Year" means the twelve (12) month period extending from the date of issuance of the Debentures and the anniversary of such date in each of the following Years up until the Maturity Date (as defined in the Debentures).

Subscription for Debentures

2. The Purchaser hereby confirms its subscription for and agrees to take up the Purchased Debentures as provided for on the initial page of this Agreement and further agrees that the Subscription Price will be paid on or before the Closing Date by certified cheque, bank draft or wire transfer to the account set out below payable to McCarthy Tetrault LLP, in trust, as counsel to the Corporation or payable in such other manner as may be specified by the Corporation.

                  Wire Transfer Account
                  ---------------------
                  HSBC Bank Canada
                  885 West Georgia Street

                  Vancouver, B.C.  V6C 3G1
                  Account No. 266944-090
                  Transit No. 10020
                  Routing No. 021001088
                  Swift No.   HKBCCATT

      Such funds shall be held in trust and may only be released to the Corporation upon final approval by the TSX of the private placement contemplated hereby. In the event that such approval is not received by June 30, 2005, such funds shall forthwith be returned to the Purchaser, at the address set forth on the execution page of this Agreement, together with any interest accrued thereon, and this Agreement shall be deemed to have been terminated.

3. The Purchaser acknowledges that this Agreement is subject to acceptance by the Corporation. The Corporation acknowledges that the obligations of the Purchaser hereunder are subject to final TSX approval of the private placement contemplated hereby.

4. The Purchaser acknowledges that this Agreement is given for valuable consideration and may not be withdrawn or revoked. The acceptance of this Agreement shall be effective upon execution of this Agreement on behalf of the Corporation.

5. In addition to one manually signed, completed copy of this Agreement (including all applicable Annexes and, in the case of Purchasers who are not individuals, a completed Form 4C - Corporate Placee Registration Form, each in the form attached hereto), the Purchaser will execute and deliver to the Corporation, at or before the Closing Time, or such later time as the Corporation may accept, all other documentation as may be required by applicable securities legislation, policy statements and orders and the TSX to permit the issue and sale of the Purchased Debentures pursuant to this Agreement and the issuance of the Common Shares issuable upon conversion of the Debentures. The Purchaser acknowledges and agrees that any such documentation, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Corporation and the Purchaser consents to the filing of such documents as may be required to be filed with any stock exchange or any securities regulatory authority in connection with the transactions contemplated hereby.

Representations, Warranties and Covenants of the Purchaser

6. By executing this Agreement, the Purchaser represents and warrants to the Corporation (and acknowledges that the Corporation is relying thereon) that:

      (a) the Purchaser has been independently advised as to and is aware of the applicable restrictions on the resale of Debentures and the Common Shares issuable upon conversion of the Debentures imposed by securities legislation in the jurisdiction in which it resides and is aware of the risks and other characteristics of such securities and of the fact that the Purchaser may not be able to sell such securities except in accordance with applicable securities legislation and regulatory policies and the Purchaser (and any others for whom it is contracting) is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions;

      (b) it and any beneficial purchaser for whom it is acting are resident in the jurisdiction set out in the heading "Purchaser's Address" opposite its signature as set forth above;

      (c)   the Purchaser is either:

            (i) purchasing as principal for its own account and not for the benefit of any other person; or

            (ii) an insurance company or extraprovincial insurance corporation authorized to carry on insurance business under the Financial Institutions Act (British Columbia), a trust company or extraprovincial trust corporation authorized under the Financial Institutions Act (British Columbia) to carry on trust business or deposit business or a portfolio manager that is registered or exempted from registration as a portfolio manager under the Securities Act (British Columbia) and the Purchaser is purchasing the securities as an agent or trustee for accounts that are fully managed by it, provided that, as used herein an account is "fully managed" by the Purchaser only if the Purchaser makes the investment decisions for the account and has full discretion to purchase or sell securities for the account without requiring the client's express consent to a transaction;

            and the Purchaser is either:

            (iii) an "accredited investor" as defined in Multilateral Instrument
                  45-103 - "Capital Raising Exemptions" such that one or more of the categories set forth in Annex 1 to this Agreement correctly and in all respects describes the Purchaser, and the Purchaser has so indicated by checking the box opposite each category on such Annex 1 which so describes it or the beneficial purchaser, as applicable, and the Purchaser acknowledges that by signing this Agreement it is certifying that the statements made by checking the appropriate accredited investor categories are true and correct;

            (iv)  one or more of:

                  A. a "director", "senior officer" or "control person" of the Corporation, or of an "affiliate" of the Corporation (within the meaning of these expressions as used in applicable securities laws);

                  B. a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

                  C. a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

                  D. a "close personal friend" (within the meaning of that expression as used in applicable securities laws), including by reason of the fact that you have directly known such individual well enough and for a sufficient period of time and in a sufficiently close relationship (where such relationship is direct and extends beyond being a relative or a member of the same organization, association or religious group or a client, customer or former client or customer or being a close personal friend of a close personal friend of such individual to be in a position to assess the capabilities and the trustworthiness of such individual) of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

                  E. a "close business associate" (within the meaning of that expression as used in applicable securities laws), including by reason of the fact that you have had direct sufficient prior business dealings with such individual (where such relationship is direct and extends beyond being a casual business associate or a person introduced or solicited for the purpose of purchasing securities or a client, customer or former client or customer or being a close business associate of a close business associate of such individual) to be in a position to assess the capabilities and trustworthiness of such individual of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

                  F. a "founder" (within the meaning of that expression as used in applicable securities laws) of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation;

                  G. a parent, grandparent, brother, sister or child of the spouse of a founder of the Corporation;

                  H. a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in clauses (iv)(A) to (iv)(G) above; or

                  I. a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in clauses (iv)(A) to (iv)(G) above;

                  and has concurrently executed and delivered a certificate in the form attached as Annex 3 hereto; or

            (v) purchasing a sufficient number of Debentures such that the aggregate acquisition cost to the Purchaser is not less than $97,000;

      (d) if the Purchaser is a resident, or the purchase and sale of the Debentures by the Purchaser is otherwise subject to the applicable securities laws of, Alberta:

            (i)   the Purchaser is either:

                  A. purchasing as principal for its own account and not for the benefit of any other person; or

                  B.    is trading for  accounts  fully  managed by it and it is
                        (I) a trust corporation trading as a trustee or an agent, (II) a portfolio manager trading as an agent or
                        (III) a person or company trading as an agent that, except for an exemption under the Securities Act (Alberta) or the regulations thereunder, is required to be registered as a portfolio manager;

      (e) if the Purchaser is a resident, or the purchase and sale of the Debentures by the Purchaser is otherwise subject to the applicable securities laws of, Ontario, it is an "accredited investor" as defined in OSC Rule 45-501, "Exempt Distributions" such that one or more of the categories set forth in Annex 2 to this Agreement correctly and in all respects describes the Purchaser, and the Purchaser has so indicated by checking the box opposite each category on such Annex 2 which so describes it or the beneficial purchaser, as applicable, and the Purchaser acknowledges that by signing this Agreement it is certifying that the statements made by checking the appropriate accredited investor categories are true and correct;

      (f) if the Purchaser is a resident, or the purchase and sale of the Debentures by the Purchaser is otherwise subject to the applicable securities laws of, Quebec:

            (i) it is a sophisticated purchaser within the meaning of Section 43, 44, or 45 of the Securities Act (Quebec) and the Purchaser, if referred to in Section 44 of such Act, is purchasing the Debentures for its own account, or if it is a trust company licensed under the Act respecting trust companies and savings companies (Quebec) or an insurance company holding a license under an Act respecting insurance (Quebec) or a dealer or advisor registered in conformity with section 148 of the Securities Act (Quebec), it is purchasing the Debentures for the portfolio of a third person managed solely by that company, dealer or advisor; or

            (ii) the total cost of the Debentures to it is at least $150,000 and it is acting for its own account;

      (g) if the Purchaser is resident in a jurisdiction (the "International Jurisdiction") outside of Canada and the United States:

            (i) the Purchaser is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction (which are defined in this Subscription Agreement to mean, in respect of each and every offer or sale of Debentures and the Common Shares issuable upon conversion of the Debentures, the securities legislation having application and the rules, policies, notices and orders issued by the securities regulatory authorities having jurisdiction over the Purchaser and the Offering (other than the laws of Canada and the U.S.) which would apply to this subscription, if there are any);

            (ii) the Purchaser is purchasing the Debentures pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the International Jurisdiction or, if such requirements are not applicable, the Purchaser is permitted to purchase the Purchaser's Debentures under the applicable securities laws of the International Jurisdiction without the need to rely on such exemptions;

            (iii) the   applicable   securities   laws   of  the   International
                  Jurisdiction do not require the Corporation to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the
                  International Jurisdiction and the distribution of the Debentures and the Common Shares issuable upon conversion of the Debentures to the Purchaser by the Corporation complies with all applicable securities laws of the International Jurisdiction;

            (iv) the Debentures and the Common Shares issuable upon conversion of the Debentures are being acquired for investment only and not with a view to resale and distribution; and

            (v) the purchase of the Debentures by the Purchaser does not trigger:

                  A. any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase; or

                  B. any registration or other obligation on the part of the Corporation;

      (h) if the Purchaser is not an individual and is a corporation, partnership, party, trust, fund, association or other organized group of persons it was not created and is not being used primarily to permit any individual to purchase securities without a prospectus;

      (i)   no  person  has  made  to  the   Purchaser   any   written  or  oral
            representations:

            (i) that any person will resell or repurchase the Debentures or the Common Shares issuable upon conversion of the Debentures;

            (ii) that any person will refund the purchase price of the Debentures; or

            (iii) as to the future  price or value of any of the  Debentures  or the Common Shares issuable upon conversion of the Debentures.

      (j) the offer was not made to the Purchaser when the Purchaser was in the United States;

      (k) the Purchaser acknowledges that the Debentures and the Common Shares issuable upon conversion of the Debentures have not been registered under the United States Securities Act of 1933 (the "U.S. Securities Act") and may not be offered or sold in the United States unless subsequently registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or unless an exemption from such registration requirements is available, and that the Corporation has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of such securities;

      (l) the Purchaser is not a U.S. Person (as defined in Regulation S promulgated under the U.S. Securities Act);

      (m) the Purchaser is not and will not be purchasing Debentures for the account or benefit of any U.S. Person;

      (n) the Purchaser (or others for whom it is contracting hereunder) has been advised to and has had the opportunity to consult its own legal and tax advisors with respect to this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated hereby (including without limitation any applicable resale restrictions and tax considerations) and it (or others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

      (o) the Purchaser has no knowledge of a "material fact" or "material change" (as those terms are defined in the applicable securities legislation) in the affairs of the Corporation that has not been generally disclosed to the public, save knowledge of this particular transaction;

      (p) the Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Agreement on behalf of the Purchaser;

      (q) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser;

      (r) this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the qualification that enforcement thereof is subject to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally; and

      (s) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Debentures and the Common Shares issuable upon conversion of the Debentures as may be required.

7. The foregoing representations, warranties and covenants are made by the Purchaser with the intent that they be relied upon by the Corporation in determining its suitability as a purchaser of Debentures, and the Purchaser hereby agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing.

Acknowledgements of Purchaser

8. THE PURCHASER FURTHER ACKNOWLEDGES THAT AN INVESTMENT IN THE DEBENTURES AND COMMON SHARES ISSUABLE UPON CONVERSION OF THE DEBENTURES MUST BE CONSIDERED SPECULATIVE AND IS SUBJECT TO A NUMBER OF RISK FACTORS. THE SUBSCRIBER COVENANTS AND AGREES TO COMPLY WITH THE APPLICABLE SECURITIES LEGISLATION, REGULATIONS, ORDERS OR POLICIES CONCERNING THE PURCHASE, HOLDING OF, AND RESALE OF SUCH SECURITIES.

9. The Purchaser further acknowledges that it has not received, nor has it requested, nor does it have any need to receive, any offering memorandum, or other documents (other than an annual report, interim report or other documents the contents of which are prescribed by statute) describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Debentures and, insofar as the Purchaser is aware, the offering of the Debentures is not being made through any advertisement in the printed media of general and regular paid circulation, radio or television or any other form of advertisement or as part of a general solicitation.

10. The Purchaser acknowledges that the offer made by this subscription is irrevocable (subject to the Purchaser's right to withdraw its subscription and to terminate its obligations as set out in this Agreement) and requires acceptance by the Corporation and approval of the TSX.

Representations and Warranties of the Corporation

11.   The Corporation hereby represents and warrants to the Purchaser that:

      (a) each of the Corporation and the Subsidiary has been duly incorporated and is a valid and subsisting corporation under the laws of its jurisdiction of incorporation, is in good standing with the corporate governmental authorities of such jurisdiction with respect to the filing of annual returns and such other filings as are necessary to maintain the corporate existence, and has full corporate power and authority to own, lease and operate its property and assets, to conduct its business as such business is now being conducted and as currently proposed to be conducted and to enter into this Agreement and to perform its obligations hereunder;

      (b) there has not been any material change in the assets, liabilities or obligations (contingent or otherwise), business, operations or capital of the Corporation since December 31, 2004, except as has been publicly disclosed;

      (c) the Corporation is a "reporting issuer" under the Securities Act (British Columbia) and the Securities Act (Alberta) and is not in default of any material requirements of the securities legislation in these jurisdictions and, as at the date hereof, the Corporation does not have any material change reports filed with the securities regulators on a confidential basis;

      (d) there are no claims, actions, suits, judgments, or proceedings pending against or affecting the Corporation or the Subsidiary which will or may have a material adverse effect upon the Corporation or the Subsidiary, and, except as has been publicly disclosed by the Corporation with respect to the convertible loan agreement (the "CLA") dated as of February 24, 2000 between the Corporation and ICSOS S.A. and the Corporation is not aware of any reasonable ground for any such claims, actions, suits, judgments or proceedings;

      (e) the issue of the Debentures has been approved by all requisite corporate action and upon conversion of the Debentures, the Common Shares issuable thereupon shall have been validly issued as fully paid and non-assessable and all necessary corporate action has been taken by the Corporation to allot and authorize the issuance of such Common Shares. The Corporation has reserved for issuance that number of Common Shares issuable upon the conversion of the Debentures;

      (f) the TSX has approved the issuance of the Debentures and the listing of the Common Shares upon the conversion thereof;

      (g) the Corporation has not sustained, since December 31, 2004, being the date of its latest quarterly financial statements, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labour dispute or court or governmental action, order or decree or from any regulatory body having jurisdiction. Except as has been publicly disclosed, since December 31, 2004 (i) there has not been any change in the authorized share capital of the Corporation, (ii) the Corporation has not incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) or entered into any transactions not in the ordinary course of business that are material to the Corporation and (iii) there has not been any material adverse change, or any development involving a prospective material adverse change (including prospective material adverse changes or, to the best of the Corporation's knowledge, threatened claims or contingent liabilities), in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Corporation;

      (h) each of the Corporation and the Subsidiary has good and marketable title to all movable property owned by it which is material, individually or in the aggregate, to the Corporation. Any real property held under lease by the Corporation or the Subsidiary, which is material, individually or in the aggregate, to the Corporation or the Subsidiary, as the case may be, is held by it under valid, subsisting and enforceable leases with such exceptions as are not material, individually or in the aggregate, to the Corporation;

      (i) each of the Corporation and the Subsidiary, where required, has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business;

      (j) as of March 1, 2005, there are 39,128,087 Common Shares issued and outstanding, all of which have been duly authorized and validly issued as fully paid and non-assessable (and no others). As of March 1, 2005, there are no outstanding subscriptions, warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Corporation is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Corporation, other than in connection with the private placement contemplated hereby and those set out below:

            (i)   Incentive Stock Options                       1,980,000

            (ii)  Warrants                                      2,953,890

            (iii) Earn-out Shares                               1,531,250

            (vi)  Cashless Stock Options (Kirlin Securities)      300,000;

      (k) the Corporation has no material subsidiaries, as such term is defined in the Canada Business Corporations Act, except for the Subsidiary and as disclosed in the Corporation's Annual Information Form for the fiscal year ended March 31, 2004 which has been duly filed with the British Columbia Securities Commission and the TSX;

      (l) the Corporation is a "foreign private issuer" as defined in Rule 3b 4(c) under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed with the United States Securities and Exchange Commission (the "SEC") on a timely basis all forms, reports, schedules and other information (collectively, the "SEC Reports") required to be filed by it with the SEC. The SEC Reports (i) complied as to form in all material respects with the applicable requirements of the U.S. Securities Act, as amended, or the Exchange Act, and the respective rules and regulations thereunder as in effect at the time they were filed, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (m) neither the Corporation or the Subsidiary is in violation of its constating documents, bylaws or resolutions of its directors or shareholders or, except as has been disclosed by the Corporation with respect to the CLA, in default in the performance of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject which violation, default or defaults, individually or in the aggregate, would have a material adverse effect on the financial position, business, affairs, prospects, shareholders' equity or results of operations of the Corporation. The compliance by the Corporation with all of the provisions of this Agreement and the Collateral Agent Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Debentures and the allotment and issuance of Common Shares on exercise of the conversion right under the Debentures:

            (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance on any of the property or assets of the Corporation pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Corporation is a party or by which the Corporation is bound or to which any of the property or assets of the Corporation are subject;

            (ii) will not result in any violation of any of the terms or provisions of the constating documents, by laws or resolutions of the directors or shareholders of the Corporation; and

            (iii) will not result in any  violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or any of its properties;

            other than, in the case of clauses (i) and (iii) above, any breach, default, violation or conflict which, individually or in the aggregate, will not have a material adverse effect on the business, affairs, prospects, financial position, shareholders' equity or results of operations of the Corporation;

      (n) all consents, approvals, permits, authorizations or filings as may be required under United States and Canadian securities laws and the rules of the TSX necessary for the execution and delivery of and the performance by the Corporation of its obligations under this
            Agreement,   including  the  issuance  of  the  Debentures  and  the
            allotment and issuance of Common Shares on exercise of the conversion right under the Debentures, have been made or obtained on the Closing Date, other than the filing of the requisite distributions reports and related documents;

      (o) as at the Closing Date, no holder of outstanding Common Shares or other securities of the Corporation will be entitled to any preemptive or any similar rights to subscribe for or otherwise acquire any of the Debentures or other securities of the Corporation, and except as contemplated by this Agreement and except as has been publicly disclosed by the Corporation, no rights, warrants or options (other than under Corporation's stock option plan) to acquire, or instruments convertible into or exchangeable for any shares in the capital of the Corporation are outstanding;

      (p) the Corporation has not been served with or otherwise received notice of any material legal or governmental proceedings and there are no legal or governmental proceedings pending to which the Corporation is a party or of which any property or asset of the Corporation is the subject which is reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, affairs, prospects, financial position, shareholders' equity or results of operations of the Corporation, or which might reasonably be expected to materially and adversely affect the consummation by the Corporation of the transactions contemplated by this Agreement. To the best of the Corporation's knowledge, no such proceedings have been threatened (implicitly or otherwise) or contemplated against the Corporation by governmental or regulatory authorities or any other parties;

      (q) each of the Corporation and the Subsidiary holds all of the permits, licenses and like authorizations necessary for it to carry on its business in each jurisdiction where such business is carried on. Each of such permits, licenses and like authorizations is in good standing and neither the Corporation or the Subsidiary is in default with respect to filings to be effected or conditions to be fulfilled in order to maintain such permits, licenses or like authorizations in good standing, except where the failure to hold any such permit, license or authorization or default does not have a material adverse effect on the business, affairs, prospects, financial position, shareholders' equity or results of operations of the Corporation;

      (r) neither the Corporation nor the Subsidiary is in violation of any law, ordinance, administrative or governmental rule or regulation or court decree applicable to it, nor is it not in compliance with any term or condition of, nor has it failed to obtain, any licence, permit, franchise or other administrative or governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation, non-compliance or failure to obtain would, individually or in the aggregate, have a material adverse effect on the business, affairs, prospects, financial position, shareholders' equity or results of operations of the Corporation or which might reasonably be expected to materially and adversely affect the consummation by the Corporation of the transactions contemplated by this Agreement. All such licences, permits, franchises or other administrative or governmental authorizations are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or would reasonably be expected to affect or restrict in a materially adverse manner the operation of the business of the Corporation or the Subsidiary, as now carried on or proposed to be carried on. Neither the Corporation nor the Subsidiary is aware of any legislation, regulations or proposed legislative or regulatory changes which would materially and adversely affect the business, prospects or operations of the Corporation or the Subsidiary or the financial position, shareholders' equity or results of operations of the Corporation;

      (s) there are no outstanding obligations for the Corporation to purchase or redeem any shares or other securities of the Corporation;

      (t) the Corporation has full power, capacity and authority to execute and deliver this Agreement and the Collateral Agent Agreement, to comply with the provisions thereof and to duly perform and observe all of its obligations thereunder;

      (u) this Agreement and the Collateral Agent Agreement have been duly and validly authorized, executed and delivered by the Corporation and constitute valid and binding obligations of the Corporation enforceable against it in accordance with their terms, subject to the qualification that enforcement thereof is subject to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and all appropriate corporate and other acts, conditions and things required to be done and performed and to have happened prior to the execution and delivery of this Agreement and the Collateral Agent Agreement in order to make all of the obligations expressed to be incurred by the Corporation legal, valid, binding and enforceable in accordance with the terms of this Agreement and the Collateral Agent Agreement, subject to the qualification that enforcement thereof is subject to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, have been done and performed in due and strict compliance with all applicable laws and regulations and the corporate constating documents of the Corporation prior to the execution and delivery thereof;

      (v) the execution and delivery by the Corporation of this Agreement and the Collateral Agent Agreement and the performance by the Corporation of its obligations thereunder, including the issuance of the Debentures and the allotment and issuance of the Common Shares on exercise of the conversion right under the Debentures, does not and will not result in any breach of, or be in conflict with, or constitute a default under or create a state of facts which after notice or lapse of time or both, constitutes a default under, any term or provision of the constating documents or resolutions of the Corporation or any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease, licence or other document, to which the Corporation is a party or to which it is subject or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to it, which breach, conflict or default would have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Corporation; and

      (w) the financial statements of the Corporation for the fiscal year ended March 31, 2004 are true and correct in all material respects, and the quarterly financial statements of the Corporation issued thereafter (collectively, the "Financial Statements") are true and correct in all material respects, present fairly the financial position and condition of the Corporation as at the dates indicated and the results of its operations for the periods specified, reflect all material liabilities (absolute, accrued, contingent or otherwise) of the Corporation as at the dates indicated and have been prepared in conformity with generally accepted accounting principles in Canada applied on a consistent basis;

      (x) other than as disclosed in the Financial Statements and except for liabilities incurred by the Corporation since March 31, 2004 in the ordinary course of business consistent with prior practice, the Corporation has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) and has good and marketable title to or is entitled to the benefits of all of its properties and assets (real and personal, tangible and intangible, including leasehold interests);

      (y) other than pursuant to this Agreement or other Debentures being issued concurrently herewith, or as set out in the attached Schedule "B" hereto, the Corporation has not granted, nor agreed to grant, any security interest on any of its property, assets or undertakings;

      (z) with such exceptions as are not material to the Corporation (i) the Corporation has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required to be filed, (ii) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Corporation, (iii) to the knowledge of the Corporation, there are no actions, suits, proceedings, investigations or claims threatened or pending against the Corporation in respect of taxes, governmental charges or assessments and (iv) there are no matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

      (aa) the Corporation is not aware of any material claim of infringement or breach by the Corporation of any patent, industrial or intellectual property rights of any other person, nor has the Corporation received any notice nor is the Corporation aware that the use of the business names, trademarks, service marks and other patent, industrial or intellectual property of the Corporation infringes upon or breaches any industrial or intellectual property rights of any other person;

      (bb) the Corporation owns or possesses adequate enforceable rights to use all patents, trademarks, service marks, copyrights and trade secrets and other industrial and intellectual property right used or proposed to be used in the conduct of its business and material thereto including, without limiting the generality of the foregoing, U.S. Patent No. 4,931,333 entitled THERMAL PACKAGING ASSEMBLY and Canadian Patent No. 1,291,073 entitled THERMAL PACKAGING ASSEMBLY;

      (cc) each of the most recently filed Form 20F, Annual Information Form, quarterly and annual financial statements and other information filed in accordance with Canadian and U.S. securities laws (the "Securities Law Reports"), were, on the dates of their respective filings, in compliance in all material respects with the requirements of their respective report forms and the Canadian and U.S. securities laws and did not, on the date of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There have not been any material adverse changes to the assets, liabilities, financial position or business of the Corporation or any of its material subsidiaries since the filing of the Securities Law Reports and no transaction has been entered into by the Corporation or any material subsidiary which is or may be material to the Corporation on a consolidated basis; and

      (dd) CIBC Mellon Trust Company has been duly appointed as registrar and transfer agent for the Common Shares.

Covenants of the Corporation

12.   The Corporation hereby covenants with the Purchaser that:

      (a) it will take all corporate action required to issue to the Purchaser, upon the due conversion of Debentures, the Common Shares issuable thereunder, as fully paid and non-assessable Common Shares in the capital of the Corporation; and

      (b) it will use its reasonable best efforts to maintain its status as a "reporting issuer" under the Securities Act (British Columbia) and the Securities Act (Alberta) for a period of two years from the Closing Date.

Resale Restrictions

13. The Purchaser acknowledges that any resale of the Debentures, and the Common Shares issuable upon conversion of the Debentures, will be subject to resale restrictions contained in the policy of the TSX and in the securities legislation applicable to the Purchaser.

General

14. The sale of the Debentures will be completed at the offices of McCarthy Tetrault LLP, in Vancouver, British Columbia, at the Closing Time on the Closing Date, or at such other place or time as the Purchaser and the Corporation may agree.

15. This Agreement shall be binding upon and enure to the benefit of the Purchaser and the Purchaser's executors, personal representatives, successors and assigns and the Corporation and its successors and assigns.

16. The representations and warranties of the Corporation contained herein shall survive Closing for a period of one year.

17. The Corporation acknowledges and agrees that all reasonable costs incurred by the Purchaser (including any fees and disbursements of any counsel retained by the Purchaser) relating to the sale of the Debentures to the Purchaser shall be borne by the Corporation.

18. The Corporation and the Purchaser shall be entitled to rely on delivery of a facsimile copy of this Agreement, and acceptance by the Corporation of such facsimile copy shall be legally effective to create a valid and binding agreement between the Purchaser and the Corporation in accordance with the terms hereof.

19. All notices which are permitted or required to be given hereunder shall be validly given if actually delivered or if transmitted by electronic means to the address of the Corporation hereinafter set forth and to the address of the Purchaser as set forth on the execution page of this Agreement (until notice of a change is given in accordance with the foregoing) and shall be effective on the date of such delivery or transmission.

      Notice to the Corporation shall be addressed to:

                  Cryopak Industries Inc.
                  1053 Derwent Way
                  Delta, B.C.
                  V3M 5R4

                  Attention: Martin Carsky
                             Chief Executive Officer and Corporate Secretary

                  Telecopier No.: (604) 515-7978

20. Each party shall from time to time do such further acts and execute and deliver such further documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

21.   The  headings  of  the  sections  of  this   Agreement  are  inserted  for
      convenience of reference only and shall not affect the meaning or construction hereof.

22. The terms of this Agreement express and constitute the entire agreement between the parties hereto as to the subject matter hereof, and no implied term of any kind shall arise by reason of anything contained in this Agreement.

23.   Time is of the essence of this Agreement.

24. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

25. In this Agreement, words importing the singular include the plural and vice versa and words importing persons include firms or corporations.

                                   ACCEPTANCE

Cryopak Industries Inc. hereby accepts the above subscription as of this 6th day of April, 2005.

                                        CRYOPAK INDUSTRIES INC.


                                        Per: /s/ Martin Carsky
                                             ----------------------------------

                                     ANNEX 1

                   To be Completed by Accredited Investors(1)

The Purchaser and any beneficial subscriber is an "accredited investor", as such term is defined in the Multilateral Instrument 45-103 - Capital Raising Exemptions ("MI 45-103"), as at the time of Closing, the Purchaser and any beneficial subscriber, as applicable, falls within one or more of the following categories (Please check one or more, as applicable):

|_|   (a)   a person or company, other than a "mutual fund" or "non-redeemable investment fund" (within the meaning of those expressions as used in applicable securities laws), that, either alone or with a spouse, has net assets of at least $5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements;

|_|   (b)   an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, cash and securities ("financial assets") having an aggregate realizable value that before taxes, but net of any liabilities incurred or accrued for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets, exceeds $1,000,000;

|_|   (c)   an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

|_|   (d)   a person or company registered under the securities legislation, regulations and rules of a province or territory of Canada as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act
            (Newfoundland and Labrador);

|_|   (e)   an individual registered or formerly registered under the securities legislation, regulations and rules of a province or territory of Canada as a representative of a person or company referred to in paragraph (e);

|_|   (f)   a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a province or territory of Canada or a country other than Canada as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser;

|_|   (g)   a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

|_|   (h)   an association under the Cooperative Credit Association Act (Canada)
            located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act;

|_|   (i)   a "subsidiary" (within the meaning of that expression as used in applicable securities laws) of any person or company referred to in paragraphs (g) and (h), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

----------

(1)   Ontario accredited investors should also complete Annex 2

|_|   (j)   the government of Canada or a province or territory of Canada, or any crown corporation, agency, or wholly owned entity of the government of Canada or a province or territory of Canada;

|_|   (k)   a municipality, public board or commission in Canada;

|_|   (l)   any national, federal, state, provincial, territorial or municipal government of or in any country other than Canada (or a political subdivision thereof), or any agency of that government;

|_|   (m)   a pension fund that is regulated by either the Office of the
            Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada;

|_|   (n)   a mutual fund or non-redeemable investment fund that, in the "local jurisdiction" (as defined in National Instrument 14-101 -
            Definitions), distributes its securities only to persons or companies that are "accredited investors";

|_|   (o)   a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the applicable securities regulator has issued receipts;

|_|   (p)   a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation of a province or territory of Canada or a country other than Canada, trading as a trustee or agent on behalf of a "fully managed" account (within the meaning of that expression as used in applicable securities laws);

|_|   (q)   a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an "eligibility adviser" (as defined in MI 45-103) or other adviser registered to provide advice on the securities being traded;

|_|   (r)   an entity  organized in a country  other than Canada (or a political subdivision thereof) that is analogous to any of the entities referred to in paragraphs (g) through (k) and paragraph (m) in form and function; or

|_|   (s)   a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are "accredited investors" (as defined in MI 45-103);

                                     ANNEX 2

                 To be Completed by Ontario Accredited Investors

The Purchaser is a resident of or otherwise subject to the securities legislation of Ontario and is an "accredited investor", as such term is defined in Ontario Securities Commission Rule 45-501 - Exempt Distribution ("OSC Rule 45-501"), as at the time of Closing, the Purchaser falls within one or more of the following categories (Please check one or more, as applicable):

|_|   (a)   a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act;

|_|   (b)   the Business Development Bank incorporated under the Business
            Development Bank Act (Canada);

|_|   (c)   a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan
            Companies Act (Canada), or under comparable legislation in any province or territory of Canada;

|_|   (d)   a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit
            Associations Act (Canada), in each case, located in Canada;

|_|   (e)   a company licensed to do business as an insurance company in any province or territory of Canada;

|_|   (f)   a subsidiary entity of any person or company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary entity;

|_|   (g)   a person or company registered under the Securities Act (Ontario) or securities legislation in another province or territory of Canada as an adviser or dealer, other than a limited market dealer;

|_|   (h)   the government of Canada or of any province or territory of Canada, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

|_|   (i)   any Canadian municipality or any Canadian provincial or territorial capital city;

|_|   (j)   any national, federal, state, provincial, territorial or municipal government of or in any country, or political subdivision of any country, other than Canada, or any instrumentality or agency thereof;

|_|   (k)   a pension fund that is regulated by either the Office of the
            Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

|_|   (l)   a registered charity under the Income Tax Act (Canada);

|_|   (m)   an individual who beneficially owns, or who together with a spouse beneficially own, cash, securities or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario) (collectively, "financial assets") having an aggregate realizable value that, before taxes but net of any liabilities incurred or assumed for the purposes of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets, exceeds $1,000,000;

|_|   (n)   an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

|_|   (o)   an individual who has been granted registration under the Securities
            Act (Ontario) or securities legislation in another province or territory of Canada as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

|_|   (p)   a promoter of the issuer or an "affiliated entity" of a promoter of the issuer (within the meaning of that expression as used in OSC
            Rule 45-501);

|_|   (q)   a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the issuer;

|_|   (r)   a person or company that, in relation to the issuer is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act
            (Ontario);

|_|   (s)   an issuer that is acquiring securities of its own issue;

|_|   (t)   a company, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least
            $5,000,000 as reflected in its most recently prepared financial statements;

|_|   (u)   a person or company that is recognized by the Ontario Securities
            Commission as an accredited investor;

|_|   (v)   a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

|_|   (w)   a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director or, if it has ceased distribution of its securities, has previously distributed its securities in this manner;

|_|   (x)   a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

|_|   (y)   an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

|_|   (z)   an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph
            (k) in form and function; and

|_|   (aa)  a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

                                     ANNEX 3

      To be completed by "friends and family" subscribers (British Columbia and Alberta only)

TO:    Cryopak Industries Inc.

                                   CERTIFICATE

In connection with the purchase by the undersigned purchaser (the "Purchaser") of Debentures (the "Purchased Securities") of Cryopak Industries Inc. (the "Corporation"), the Purchaser hereby represents, warrants, covenants and certifies that:

1. the Purchaser is resident in the Province of British Columbia or Alberta or is subject to the laws of the Province of British Columbia or Alberta;

2. the Purchaser is purchasing the Purchased Securities as principal for its own account;

3.    the Purchaser is (please initial the appropriate line):

      |_|   A.    a director, senior officer or "control person" (within the meaning of that expression as used in applicable securities laws) of the Corporation, or of an "affiliate" (within the meaning of that expression as used in applicable securities laws) of the Corporation;

      |_|   B.    a spouse, parent, grandparent, brother, sister or child of
                  __________________________________, who is a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

      |_|   C.    a parent, grandparent, brother, sister or child of
                  __________________________________, who is the spouse of a director, senior officer or control person of the Corporation
                  , or of an affiliate of the Corporation;

      |_|   D.    a close personal friend (by reason of the fact that you have directly known such individual for a sufficient period of time and in a sufficiently close relationship to be in a position to assess the capabilities and the trustworthiness of such individual) of __________________________________, who is a director, senior officer or control person of the Corporation
                  , or of an affiliate of the Corporation;

      |_|   E.    a close business associate (by reason of the fact that you have sufficient prior direct business dealings with such individual to be in a position to assess the capabilities and the trustworthiness of such individual) of __________________________________, who is a director, senior officer or control person of the Corporation , or of an affiliate of the Corporation;

      |_|   F.    a "founder" (within the meaning of that expression as used in applicable securities laws) of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of __________________________________, who is a founder of the
                  Corporation;

      |_|   G.    a parent, grandparent, brother, sister or child of the spouse of __________________________________, who is a founder of the
                  Corporation;

      |_|   H.    a person or company of which a majority of the voting
                  securities are beneficially owned by, or a majority of the directors are, persons or companies described in subsections
                  3(a) to 3(g) above; or

      |_|   I.    a trust or estate of which all of the beneficiaries or a
                  majority of the trustees are persons or companies described in subsections 3(a) to 3(g) above.

4. the above representations, warranties and covenants will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Purchased Securities and will survive the completion of the issue of the Purchased Securities; and

5. the foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining the suitability of the undersigned as a purchaser of the Purchased Securities and the undersigned undertakes to immediately notify the Corporation of any change in any statement or other information relation to the Purchaser set forth herein which takes place prior to the closing time of the purchase and sale of the Purchased Securities.

Dated:  __________________________, 2005.


                                      __________________________________________
                                      Print name of Purchaser


                                      By:  _____________________________________
                                           Signature

                                           _____________________________________
                                           Title

                                     FORM 4C

                       CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The Corporation, trust, portfolio manager or other entity (the "Placee") need only file it on a one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) with the Exchange, or if applicable, Declarations with the Exchange.

1.    Placee Information:

      (a)   Name: Esarbee Investments Limited

      (b)   Complete Address: 1170 Peel St., #800

                              Montreal, QC, H3B 4P2

      (c)   Jurisdiction of Incorporation or Creation: Federal, Canada

2.    (a)   Is the Placee purchasing securities as a portfolio manager (Yes/No)?
            No

      (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? _No___________

3.    If the answer to 2(b) above was "Yes", the undersigned certifies that:

      (a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

      (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

      (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

      (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

      (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4. If the answer to 2(a) above was "No", please provide the names and addresses of control persons of the Placee:

      --------------------------------------------------------------------------
      Name                            City         Province or State    Country
      --------------------------------------------------------------------------
      Indirectly controlled by:
      --------------------------------------------------------------------------
      The Charles Rosner Bronfman     Montreal     Quebec               Canada
      Family Trust
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a) the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at Montreal, Quebec on this ________ day of April, 2005.

                                Esarbee Investments Limited
                                (Name of Purchaser - please print)


                                /s/ Oded Tal
----------------------------    ------------------------------------------------
(Authorized Signature)          (Authorized Signature)

Chief Financial Officer         Vice President
----------------------------    ------------------------------------------------
                                (Official Capacity - please print)

Zeno Santache                   Oded Tal
----------------------------    ------------------------------------------------
                                (please print name of individual whose signature appears above)

                          THIS IS NOT A PUBLIC DOCUMENT

                                  Schedule "A"

                   Secured Subordinate Convertible Debentures

                             CRYOPAK INDUSTRIES INC.

                    SECURED SUBORDINATE CONVERTIBLE DEBENTURE

                       (dated for reference April 6, 2005)

      Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented hereby or issued upon the conversion hereof may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until August 7, 2005. Unless permitted under securities legislation, the holder of this Debenture and the securities issuable upon conversion of this Debenture must not trade those securities before the date that is 4 months and a day after the later of (i) April 6, 2005 and (ii) the date the issuer became a reporting issuer in Quebec.

No. 01                                                              Cdn $500,000

1.    PROMISE TO PAY

1.1 For value received, CRYOPAK INDUSTRIES INC. (hereinafter the "Company") acknowledges itself indebted and promises to pay, upon presentation of this Debenture, to Esarbee Investment Limited, the registered holder hereof or its registered assigns (the "Debentureholder"), at 800 - 1170 Pell Street, Montreal, Quebec, H3B 4P2 or at any other address indicated by the registered holder hereof the principal sum of $500,000 Dollars in lawful money of Canada (the "Principal").

1.2 Except as otherwise provided, the Principal and all other amounts payable hereunder will become due and payable on April 8, 2010 or such other date upon which the Debentureholder may declare the Principal to be due and owing pursuant to Article 9 hereof (the "Maturity Date").

1.3 The Company shall pay to the Debentureholder the outstanding Principal of the Debenture (unless such Debenture shall have been converted in accordance with the provisions hereof) together with accrued and unpaid interest thereon on the Maturity Date on presentation and surrender of the Debenture.

1.4 Subject to deduction for any applicable Canadian withholding tax from the amounts that would otherwise be payable hereunder, interest shall accrue daily and be payable on the Principal of the Debenture, together with accrued and unpaid interest for any prior Interest Period, on the last Business Day of each Interest Period at the rate of fifteen percent (15%) per annum from the date hereof until the Maturity Date.

1.5 The Company is entitled to deduct, withhold and remit, from any payment to be made by the Company hereunder, the amount of any and all tax, withholding tax, charge, deduction, impost or levy whatsoever now or hereafter imposed, assessed or levied pursuant to any applicable law of Canada or any other jurisdiction or any taxing authority thereof in respect of any payment made or to be made by the Company hereunder.

1.6 The Company shall make all Principal and interest payments pursuant to the Debenture to the Debentureholder at such place or places as the Debentureholder advises the Company in writing. The Shares issuable to the Debentureholder pursuant to the conversion of the Debentures shall also be delivered to the Debentureholder as aforesaid.

1.7 If the Company is not in default under this Debenture, the Company shall have the right, on not less than 30 days' prior written notice to the Debentureholder (the "Notice Period"), at any time after the first anniversary of the date of this Debenture, of prepaying, without bonus or penalty, the whole or any part of the Principal outstanding. During the Notice Period, the Debentureholder may, at its option, convert the whole or any part of the Principal outstanding under the Debenture into fully-paid and non-assessable Shares in the capital of the Company (the "Shares") at the Conversion Price (as defined below) in accordance with
      Article 2 of this Debenture.

1.8 If the Debentureholder has given the Company a notice of conversion as contemplated in Article 2 hereof prior to any prepayment being made by the Company, the Company shall convert the amount of the Principal outstanding as specified in such notice in accordance with the provisions of Article 2 (or if no amount is specified, the entire Principal outstanding) and shall only be entitled to prepay, in full or in part, the balance of the Principal not so converted or to be converted, if any.

2.    CONVERSION OF THE DEBENTURE

2.1 The Debentureholder may elect at any time or from time to time, at the Debentureholder's option, prior to the close of business on the Maturity Date, to convert all or any portion of the then outstanding Principal of a Debenture into fully paid and non-assessable Shares at the Conversion Price (the "Conversion Right").

2.2 Upon the exercise of its Conversion Right, the Debentureholder shall surrender the Debenture, together with the conversion form attached hereto, duly executed (the "Conversion Notice"), to the Company at its address set forth under Section 0 or at such other place as the Company may advise the Debentureholder in writing. Conversion shall be deemed to have been effected on the date (the "Conversion Date") on which the Conversion Notice, duly and properly completed, is actually received by the Company. Within the next five (5) Business Days, the Company shall issue and deliver to the Debentureholder:

            2.2.1 a certificate or certificates representing the number of
                  Shares purchased upon exercise of the Conversion Right, rounded down to the nearest whole number, registered in the name of the Debentureholder or otherwise as directed in the Conversion Notice; and

            2.2.2 cash for any fractional shares in an amount equal to the product of (x) the Conversion Price per Share and (y) any fraction of a Share remaining after conversion pursuant to this Article; and

            2.2.3 in the event of any partial conversion of a Debenture, a new
                  Debenture in identical form, the principal amount of which shall be equal to the amount of Principal which was not converted under this Section 0 hereof.

      The Debentureholder shall be deemed to have become a shareholder of record of Shares on the date that conversion is deemed to have been effected pursuant to this Section 0.

2.3 If the trading price of the Shares for 90 consecutive trading days on the Exchange is at least 250% of the Conversion Price (as defined below), the Company may upon no less than 30 days' prior written notice from the Company require the Debentureholder to exercise its Conversion Right as of the date thereafter specified in such notice and the Debentureholder shall forthwith convert all of the Principal outstanding under this Debenture into Shares at the Conversion Price or failing such exercise will be deemed to have exercised such Conversion Right and thereupon all rights of the Debentureholder to enforce payment hereof or to receive interest shall cease and the Debentureholder's only right will be to receive, upon surrender of this Debenture, one or more certificates representing the Shares into which such Debenture is to be converted together with any accrued but unpaid interest to the date of such conversion.

2.4 Subject to adjustments as provided in Article 3 hereof, the conversion price shall be:

                                                  Period
                           ---------------------------------------------------
        Price ($)                From                            To
        -------------      ---------------------------------------------------
        0.36                 April 6, 2005                 April 5, 2006
        0.36                 April 6, 2006                 April 5, 2007
        0.40                 April 6, 2007                 April 5, 2008
        0.44                 April 6, 2008                 April 5, 2009
        0.49                 April 6, 2009                 April 8, 2010

      (the "Conversion Price").

2.5 The Company shall, prior to issuance of any Shares hereunder, and from time to time as may be necessary (including following an adjustment pursuant to Article 3), reserve out of its authorized but unissued Shares a sufficient number of Shares to permit the conversion of this Debenture. The Company covenants that all securities that may be issued upon exercise of the Conversion Right will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

2.6 Notwithstanding any other provision of this Debenture, no Shares will be issued upon the conversion hereof if the issuance of such Shares would constitute a violation of the securities laws of any jurisdiction or require the Company to prepare, file or deliver any form of prospectus, registration statements, offering memorandum, filing statement or any disclosure document similar to the foregoing.

2.7 Upon conversion of the entire amount contemplated in Section 2.1 or 2.3 and payment of any accrued but unpaid interest and, if applicable, the delivery of the certificates for the appropriate number of Shares registered in the Debentureholder's name pursuant to Section 2.2 or 2.3 shall constitute the performance of all the obligations of the Company pursuant to this Debenture, such that all amounts due and payable pursuant to this Debenture shall be deemed to have been paid and all the obligations of the Company to the Debentureholder hereunder shall forthwith cease and terminate.

3.    ADJUSTMENTS FOR THE PURPOSES OF CONVERSION RIGHTS

3.1 The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

            3.1.1 If and whenever at any time prior to the Maturity Date the
                  Company:

            (a) issues Shares to the holders of Shares by way of a stock dividend; or

            (b) subdivides or redivides the outstanding Shares into a greater number of shares; or

            (c) combines, reduces or consolidates the outstanding Shares into a lesser number of shares;

                  (any such event being herein called a "Share Reorganization"), the Conversion Price will be adjusted, effective immediately after the record date at which holders of Shares are determined for the purpose of such Share Reorganization, to a price which is equal to the product of:

                  (i) the Conversion Price in effect immediately before such record date; and

                  (ii)  the fraction of which:

                        (A) the numerator is equal to the total number of Shares that are outstanding on such record date before giving effect to such Share Reorganization; and

                        (B) the denominator is equal to the total number of Shares that are or would be outstanding immediately after such record date after giving effect to such Share Reorganization and assuming all rights to acquire Shares thereunder had then been exercised.

            3.1.2 If and whenever, at any time prior to the Maturity Date, there is:

            (a) a reclassification of the Shares outstanding, a change of Shares into other shares or securities, or any other capital reorganization of the Company except as described in subsections 3.1.1 and 3.1.3;

            (b) a consolidation, merger or amalgamation of the Company with or into another corporation resulting in a reclassification of the Shares outstanding or a change of Shares into other shares or securities; or

            (c) a transaction whereby all or substantially all of the undertaking and assets of the Company become the property of another corporation or entity

                  (any such event being herein called a "Corporate Reorganization"), the Debentureholder who thereafter exercises his right of conversion will be entitled to receive and will accept, for the Conversion Price then in effect, in lieu of the Shares to which he would otherwise have been entitled, the kind and number or amount of shares or other securities or property that he would have been entitled to receive as a result of such Corporate Reorganization if, on the effective date thereof, he had been the registered holder of the number of Shares which he would have received had he so exercised such right of conversion immediately before such effective date.

            3.1.3 If and whenever, at any time prior to the Maturity Date, the
                  Company issues by way of dividend or otherwise distributes to all or substantially all holders of shares:

            (a)   shares of the Company;

            (b)   evidence of indebtedness;

            (c)   any cash or other assets, excluding cash dividends;

            (d) any rights, options or warrants to holders of Shares pursuant to which the holders thereof are entitled to subscribe for, purchase or otherwise acquire any Shares or securities convertible or exchangeable into Shares;

                  and to the extent that such dividend or distribution does not constitute an event described in subsections 3.1.1 and 3.1.2 (any of such non excluded events being herein called a "Special Distribution") and effective immediately after the record date at which holders of Shares are determined for purposes of the Special Distribution, the Conversion Price shall be reduced by such amount as is determined by the Directors of the Company, acting reasonably, to be appropriate in order to properly reflect the diminution of value of the Shares as a result of such Special Distribution and the number of Shares issuable upon conversion shall be correspondingly increased.

3.2 The following rules and procedures will be applicable to adjustments made pursuant to this Article 3:

            3.2.1 the adjustments and readjustments provided for in this Article
                  3 are cumulative and, subject to subsection 3.2.2 below, will apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and other events that require such an adjustment;

            3.2.2 no such adjustment in the Conversion Price will be made unless the price adjustment would result in an increase or decrease of at least 1% in such Conversion Price, provided that any such adjustment which, except for the provisions of this subsection 3.2.2, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

            3.2.3 in the absence of a resolution of the Board of Directors of the Company fixing a record date at which holders of Shares are determined for purposes of any event referred to in this
                  Article 3, the Company will be deemed to have fixed as the record date therefor the date at which the event is effected or such other date as may be required by law;

            3.2.4 in the event of any question arising with respect to the application of any formula provided in this Article 3, such questions shall be conclusively determined by the Board of Directors whose determination shall be binding upon the Company and the Debentureholder.

3.3 In the event of the occurrence of the matter referred to in subsection 3.1.1(a) and 3.1.3, no adjustment of the Conversion Price will be effected pursuant to this Article 3, if the Debentureholder is allowed to participate in such stock dividend or Special Distribution as if the Debentureholder had exercised its conversion rights immediately prior to such change becoming effective.

3.4 The Company covenants with the Debentureholder that so long as the Debenture remains outstanding, it will give notice to the Debentureholder, in the manner provided in Article 10, of its intention to fix a record date for any event referred to in subsections 3.1.1, 3.1.2 and 3.1.3, other than any subdivision, redivision, reduction, combination or consolidation of the Shares, which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 10 days in each case prior to such applicable record date. For a subdivision, redivision, reduction, combination or consolidation of the Shares, the Company shall forthwith give notice to the Debentureholder pursuant to Article 10 immediately after the occurrence of such event.

3.5 The Company shall from time to time, upon the occurrence of any event which requires an adjustment or readjustment as provided in Article 3, deliver a notice in writing (an "Adjustment Notice") to the Debentureholder specifying the nature of the event requiring the same, the amount of the adjustment or readjustment and the new Conversion Price, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

3.6 Within the fifteen (15) Business Days next following receipt of an Adjustment Notice, a Debentureholder may notify the Company that it disputes the contents of the Adjustment Notice. In the event that the parties are unable to resolve such dispute, the subject matter will be conclusively determined by a firm of chartered accountants (other than the Company's auditors) as may be selected by a majority in interest of the Debentureholders and the Company. Such chartered accountants will be given access to all necessary records of the Company and will deliver a notice to the Company and the Debentureholders setting forth their determination and the definitive adjustment or readjustment.

4.    SUBORDINATION

4.1 The indebtedness and security evidenced by this Debenture will be subordinate, subject and junior in right of payment, to the extent and in the manner provided in this Article 4, without any further action or documentation whatsoever being necessary to give effect to such subordination, in right of payment to the prior payment in full of:

            4.1.1 the obligations of the Company for principal, interest and costs payable for money borrowed from HSBC Bank Canada which are owing, in respect of which the Company has given security pursuant to a security agreement registered at the Personal Property Registry of British Columbia under base registration numbers 677095A and 723300B over all present and after-acquired property of the Company; and

            4.1.2 the obligations of the Company to any other secured creditor who has, prior to the date hereof, registered a financing statement in respect of security granted by the Company to such secured creditor, including the Prior Encumbrances set out in Schedule "B" to the Subscription Agreement made between the Company and the Debentureholder dated as of April 6, 2005 (together, the "Senior Debt").

4.2 Notwithstanding the above, the Debentureholder covenants that it will direct the Collateral Agent (as defined below), to enter into any agreement or do such acts or things as are reasonably required by a holder of Senior Debt to give effect to the subordination provisions set out in Section 4.1.

5.    SECURITY

5.1 In consideration of the advance of the Principal by the Debentureholder to the Company and to secure the due payment of the Principal, interest in accordance with Section 1.4 hereof and all monies now or at any time and from time to time hereafter owing or payable by the Company to the Debentureholder under the provisions of this Debenture (collectively the "Obligations"), and as a general and continuing security for the payment or other performance of the Obligations of the Company, the Company hereby:

            5.1.1 mortgages and charges by way of floating charge in favour of the Debentureholder all of its present and after-acquired undertaking and all of its present and after-acquired legal or beneficial interest or estate in real or immovable property or any other property other than personal property; and

            5.1.2 grants to the Debentureholder a security interest in all of the Company's present and after-acquired personal property including, without limitation:

            (a) all goods whether or not such goods are now or may in the future become fixtures;

            (b) all other personal property now owned or which may in the future be acquired by or on behalf of the Company or in respect of which the Company now or may in the future have any right, title or interest and including, without limitation, all accounts, chattel paper, documents of title (whether negotiable or not), instruments, intangibles, money, securities, contracts, licenses and other documents or records in any form evidencing or relating to any of the foregoing property;

            (c) all renewal or, accretions to and substitutions for any of the property described in subclauses (a) and (b) above; and

            (d) all proceeds (including proceeds of proceeds) of any of the property described in subclauses (a) and (b) above;

      including, without limitation, a purchase-money security interest in such collateral where applicable.

5.2 As additional security for the Obligations, the Company agrees to enter into a general security agreement with the Collateral Agent (as defined below) as agent for the Debentureholder in a form satisfactory to the Collateral Agent.

5.3 The attachment of the security interest granted hereunder has not been postponed and the security interest shall attach to any property of the Company as soon as the Company has rights in such property.

5.4 For greater certainty, the security interest and other charges granted by the Company pursuant to this Debenture secure payment, performance and satisfaction of the Obligations.

5.5 The last day of any term of years reserved by any lease, verbal or written, or any agreement therefore, now held or hereafter acquired by the Corporation is excepted out of the property hereby charged, but the Corporation shall stand possessed of any such reversion upon trust to assign and dispose thereof as the Debentureholder may direct. Where the giving of a mortgage, charge and pledge or security interest on any real or personal property held by the Corporation under lease requires the consent of the lessor or sublessor of such property, the giving of the mortgage, charge and pledge or security interest hereunder on such property shall not take effect until such consent is obtained or legally dispensed with but the suspension of the effect of the mortgage, charge and pledge or security interest on such property shall not affect the mortgage, charge and pledge or security interest on such property shall not affect the mortgage, charge and pledge or security interest on any other property of the Corporation.

6.    APPOINTMENT OF COLLATERAL AGENT

6.1 The Debentureholder hereby appoints Esarbee Investments Limited, as collateral agent (the "Collateral Agent"), as the agent of the Debentureholder and attorney for the Debentureholder, with full power of substitution, in the name and on behalf of the Debentureholder, to do all acts and things as may be contemplated hereunder requiring the consent or approval of the Debentureholder (but, for greater certainty, not including the exercise of the Conversion Rights hereunder) or upon the occurrence of an Event of Default pursuant to Article 6 hereof, subject to the terms and conditions of the Collateral Agent Agreement between the Company and the Collateral Agent dated as of April 6, 2005 (the "Collateral Agent Agreement") attached hereto as Schedule "A".

6.2 No Debentureholder shall have any right to institute any action or proceeding or to exercise any other remedy (not including the exercise of Conversion Rights) pursuant to this Debenture or the general security agreement referred to in Section 5.2 for the purpose of realizing on the collateral charged hereby and thereby except by Holders' Action taken in accordance with the Collateral Agent Agreement (as defined below).

7.    REPRESENTATIONS AND WARRANTIES

7.1 The Company represents and warrants to the Debentureholder and acknowledges that the Debentureholder is relying upon the representations, warranties and covenants of the Company contained herein in connection with the advance of the Principal, as follows:

            7.1.1 the Company has all the necessary corporate power and capacity to issue this Debenture and carry out and satisfy all its obligations and conditions hereunder;

            7.1.2 the issue of this Debenture was duly authorized by all necessary corporate action of the part of the Company, its directors and where applicable, its shareholders, as well as by applicable regulatory authorities and third parties;

            7.1.3 the obligations of the Company under this Debenture are valid and binding on the Company and are enforceable against the Company in accordance with its terms, subject to the customary limitations with respect to bankruptcy, insolvency or other laws affecting creditors' rights generally and to the availability of equitable remedies;

            7.1.4 the issue and sale of this Debenture and the compliance by the
                  Company of its terms do not and will not result in any material breach, or violation of, or be in conflict with, or constitute a material default under, or create a state of facts which after notice or lapse or time, or both, would constitute a material default under, any term or provision of the constating documents or by-laws of the Company or any contract, mortgage, note, debenture, indenture, joint venture or partnership agreement, lease, judgment, decree, order, statute, rule, licence or regulation applicable to the Company.

8.    COVENANTS OF THE COMPANY

8.1 So long as the Debenture is outstanding or the Company has any obligations hereunder, the Company covenants and agrees that:

            8.1.1 The Company shall pay all principal and interest and other amounts payable by it hereunder at the times and places and in the manner provided herein;

            8.1.2 The Company shall, and shall cause each subsidiary (other than vertical amalgamations or mergers among wholly- owned subsidiaries or between a subsidiary and the Company) to, maintain its existence, power and capacity and carry on its business in a commercially reasonable manner so as to preserve and protect its undertaking and property and the revenues to be earned therefrom;

            8.1.3 The Company shall, and shall cause all subsidiaries to, comply with all applicable laws which if not complied with would or could reasonably be expected to result in a material adverse change;

            8.1.4 The Company shall, and shall cause the subsidiaries to, pay, withhold and remit all Taxes required by applicable laws;

            8.1.5 The Company shall, and shall cause the subsidiaries to, maintain adequate books, accounts and records in accordance with GAAP consistently applied;

            8.1.6 The Company shall, on a consolidated basis, maintain with responsible and reputable insurers, insurance in respect of its undertaking and property against such casualties and contingencies and in such types and in such amounts and with such deductibles and other provisions as are customarily maintained or caused to be maintained by persons engaged in the same or similar businesses in the same jurisdictions under similar conditions;

            8.1.7 The Company shall promptly notify the Debentureholder in writing of the occurrence of any default in connection with any indebtedness or guarantee in an amount exceeding $50,000, or any other occurrence which could, pursuant to such indebtedness, prevent the Company from making, or the Debentureholder from accepting and retaining, any payment of principal or interest to the Debentureholder as required hereunder.

8.2 So long as any Debentures are outstanding or the Company has any obligations hereunder, the Company covenants and agrees that, without the prior written consent of the Debentureholder Agent, it will not:

            8.2.1 declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital to its shareholders or make any distributions of assets to its shareholders; and

            8.2.2 modify or supplement its articles or by-laws.

8.3 So long as any Debentures are outstanding or the Company has any obligations hereunder, the Company covenants and agrees that it will not make any loans or guarantee the obligations of any other person, firm or corporation (the "Financing"), other than a subsidiary, without providing ten (10) days' prior written notice ("Loan Notice") to the Debentureholder. If the Company has not received a written response objecting to the proposed Financing from Debentureholders holding at least 51% of the aggregate principal amount of all Debentures within twenty-one
      (21) days of the date of the Loan Notice, the Company may proceed with the Financing.

9.    DEFAULT AND EXECUTION

9.1   An event of default ("Event of Default") shall occur if:

            9.1.1 the Company shall fail to pay to the Debentureholder any amount of Principal or interest thereon when due and payable hereunder;

            9.1.2 any representations or warranties set forth in Article 7 are incorrect in any material respect and the Company has failed to cure such default within thirty (30) days after written notice shall have been given to the Company by the Debentureholder;

            9.1.3 the Company shall fail to fulfill any of the covenants set forth in Section 8 or Section 8.2 or perform or observe any other terms, covenants or agreements contained herein on its part to be performed and any such failure shall remain unremedied for thirty (30) days after written notice shall have been given to the Company by the Debentureholder;

            9.1.4 other than in connection with the Company's obligations under the convertible loan agreement (the "CLA") dated as of February 24, 2000 between the Company and ICSOS S.A., the Company and/or any of its subsidiaries shall fail to pay any debt (including the Senior Debt) or other interest or premium owing in an amount exceeding $50,000 when due and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such debt (other than in the event that the debt does not relate to monies borrowed and the Company is contesting its liability therefore in good faith); or any other default under any agreement or instrument relating to the such debt or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate or to permit the acceleration of the maturity of the such debt; or any such debt shall be deemed to be due and payable or required to be prepaid prior to the statutory maturity thereof;

            9.1.5 the Company and/or any of its subsidiaries shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property which shall not be discharged within sixty
                  (60) days of appointment; or the Company or any of the subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection 9.1.5);

            9.1.6 any judgment or order for the payment of money, in the amount of $50,000 or greater, shall be rendered against the Company and/or any of its subsidiaries and either enforcement proceedings shall have been commenced by any creditor upon such judgment or order or there shall be any period of twenty-one (21) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; and

            9.1.7 any certificate or audit report with respect to the financial statements of the Company herewith, heretofore or hereafter furnished by or on behalf of the Company to the Debentureholder, whether in connection with this Debenture or otherwise, and whether furnished as an inducement to the Debentureholder to extend any credit to or to enter into this or any other agreement with the Company or not:

            (a) proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified; or

            (b) proves to have omitted any substantial, contingent or unliquidated liability or claim against the Company.

9.2 The Company shall send a written notice to the Debentureholder (the "Default Notice") advising them of an Event of Default not later than the second (2nd) Business Day next following the occurrence thereof. If any Event of Default shall have occurred and be continuing and in the event that such default is not remedied within the five (5) days following the date on which the Default Notice is to be given, the Debentureholder may declare the principal and interest of the Debenture then outstanding to be due and payable; in which event, anything herein to the contrary notwithstanding, the principal amount and accrued interest shall forthwith become immediately due and payable to the Debentureholder without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

9.3 Should an Event of Default occur, the Debentureholder may, at its option, exercise its rights by any act, proceeding, recourse or procedure authorized or permitted by law and may file its proof and any other documents necessary or desirable so that the request of the Debentureholder may be considered in any liquidation or other proceeding with respect to the Company.

9.4 No remedy herein conferred upon or reserved to the Debentureholder is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

9.5 The delay or omission of the Debentureholder to exercise any recourse mentioned above shall not invalidate any such recourse nor be interpreted as a waiver of any default hereunder.

9.6 The Debentureholder may waive any breach or default by the Company under this Debenture and may waive its rights arising from the occurrence of an Event of Default. No waiver or consent by the Debentureholder shall be effective against or bind the Debentureholder unless it is in writing. Any waiver or consent given by the Debentureholder or any failure on its part to exercise any of its rights hereunder will not extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting or arising therefrom or to effect a waiver thereof.

9.7   Notwithstanding the above, should an Event of Default set out under
      Section 9.1.4 occur, if the Debentureholder does not proceed with its remedies under this Agreement within twenty-one (21) days of the date of receipt of the Default Notice, the Debentureholder will not be entitled to exercise any remedies with respect to such Event of Default.

9.8 The Company shall assume and pay all costs, charges and expenses including solicitors' costs, charges and expenses as between solicitor and his own client which may be incurred by the Debentureholder in respect of any proceedings taken or things done by the Debentureholder or on its behalf in connection with this Debenture to collect all amounts due hereunder or otherwise exercise its rights, and the Company shall consent to those costs, charges and expenses being charged.

10.   ISSUANCE OF A REPLACEMENT DEBENTURE IN THE EVENT OF LOSS

10.1 In the event of the deterioration, loss, destruction or theft of this Debenture, the Company shall, subject to Section 10.2, issue, sign and deliver a new Debenture bearing the same date, the same Principal amount and the same terms and conditions as the debenture so deteriorated, lost, destroyed or stolen, in exchange for and in replacement of such deteriorated debenture or in cancellation of such lost, destroyed or stolen debenture.

10.2 The Debentureholder shall assume the cost of issuance of the replacement debenture and shall also, as a condition to its issuance, provide to the Company proof of the deterioration, loss, destruction or theft of the original debenture which is reasonably acceptable to the Company, including but not limited to a statutory declaration by the Debentureholder or a senior officer thereof confirming such deterioration, loss, destruction or theft and the Debentureholder may further be required to deliver to the Company, at the Company's option, an indemnity in an amount and a form satisfactory to the Company and to pay the reasonable fees incurred by the Company with respect to such replacement.

11.   NOTICE

11.1 Other than in the case of a general disruption of interruption in postal services provided for below, all notices to be given hereunder shall be deemed to be validly given to a party thereof if sent by telecopier or by ordinary mail, postage prepaid, by letter or circular addressed to such party at its post office address and shall be deemed to have been received at the time effectively received if given by telecopier, and on the seventh (7th) Business Day of uninterrupted postal service following the day of mailing or at the time of actual delivery, if delivered.

If to the Company:

CRYOPAK INDUSTRIES INC.
      1053 Derwent Way
      Delta, British Columbia

      V3M 5R4
      Telecopier: (604) 515-7978

Attention: President and Chief Executive Officer

If to the Debentureholder:

Esarbee Investments Limited
      800 - 1170 Pell Street
      Montreal, Quebec
      H3B 4P2

Attention: Oded Tal

The Company or the Debentureholder, as the case may be, may from time to time notify the other in accordance with the provisions hereof, of any change of address which thereafter, until changed by like notice, shall be its address for all purposes of this Agreement. In the event of actual or threatened postal interruption, notice shall be made by delivery or telecopy. Receipt of a courtesy copy of any notice or other communication shall not be a condition to the effectiveness thereof.

12.   INTERPRETATION

12.1 A "trading day" means a day when the Shares of the Company have been traded on the Exchange. Trading days shall be considered as "consecutive trading days" notwithstanding the fact that the Shares of the Company may not have been traded on the Exchange on any given date.

12.2 "Business Day" shall mean a day other than a Saturday, Sunday, or a day on which Canadian Chartered banks are not open for business in the Province of British Columbia. Any action required or permitted to be taken or made hereunder on any day which is not a Business Day may be taken or made on the next succeeding day that is a Business Day with the same force and effect as if taken within the period for the taking of such action.

12.3 "Exchange" means the TSX Venture Exchange or such other stock exchange or market on which the Shares may be listed or traded.

12.4. "Interest Period" means each consecutive calendar month from the date of the issuance of this Debenture until the Maturity Date.

12.5 "Taxes" means all taxes of any kind or nature whatsoever including, without limitation, income taxes, sales or value-added taxes, levies, stamp taxes, royalties, duties, and all fees, deductions, compulsory loans and withholdings imposed, levied, collected, withheld or assessed by any governmental authority of or within Canada or any other jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax and interest thereon.

12.6 "Year" means the twelve (12) month period extending from the date of this Debenture and from the anniversary of such date in each of the following years up until the Maturity Date.

13.   GENERAL MATTERS

13.1 The division of this Debenture into articles and the insertion of titles shall not serve other than for purpose of consultation and shall have no effect on the interpretation hereof.

13.2 For the purposes of all provisions under this Debenture, if the Company sends a written notice to the Debentureholder(s) seeking the consent or approval, as the case may be, of the Debentureholder(s) for any matter as required by or in connection with this Debenture and the Company does not receive any written notice back from the Debentureholder(s) withholding or negating such consent or approval by the 10th Business Day (the "Deemed Approval Date") after the date when the notice sent by the Company seeking consent or approval is deemed to have been received pursuant to Section
      11.1 hereof, then the Debentureholder shall be deemed to have granted their consent or approval for the matter in question on the Deemed Approval Date.

13.3 Unless otherwise expressly provided or unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders, all as the context may require.

13.4  Time shall be of the essence of this Debenture.

13.5 Each of the provisions contained in this Debenture is distinct and severable and a declaration of invalidity, illegality or unenforceability of any provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of this Debenture.

13.6 Except as otherwise specifically provided, any reference in this Debenture to any contract, agreement or any other instrument shall be deemed to include references to the same as varied, amended, supplemented or replaced from time to time, and any reference in this Debenture to any enactment, including without limitation any statute, law, by law or regulation, shall be deemed to include references to such enactment as re enacted, amended or extended from time to time.

13.7 No modification, variation or amendment of any provision of this Debenture shall be made except by written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

13.8 This Debenture shall enure to the benefit of the Debentureholder and its successors and permitted assigns and shall be binding upon the respective successors and permitted assigns of the Company.

13.9  All references to "$" or dollars means lawful currency of Canada.

13.10 Notwithstanding any other provision of this Debenture, no Share or other securities will be issued pursuant to this Debenture if the issuance of such Shares or other securities would constitute a violation of the securities laws of any jurisdiction or require the Company to prepare, file or deliver any form of prospectus, registration statement, offering memorandum, filing statement or any disclosure document similar to the foregoing.

13.11 The Debentureholder acknowledges that the Shares or other securities to be issued on exercise of this Debenture are subject to resale restrictions in certain provinces or under the rules of any Exchange on which the Shares may be listed.

13.12 The Debentureholder acknowledges that any certificate issued in respect of the Shares or other securities issued upon the exercise hereof shall, if subject to resale restrictions, bear a legend to that effect, and, without limiting the generality of the foregoing, the certificates representing the Shares issuable pursuant to this Debenture may bear such legends as may, in the opinion of counsel to the Company after consultation with counsel of the Debentureholder, be necessary in order to avoid a violation of any securities laws of any jurisdiction, or to comply with the requirements of any stock exchange on which the Shares are listed, provided that if, at any time, in the opinion of counsel to the Company after consultation with counsel of the Debentureholder, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at its expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such holder is entitled to sell or otherwise transfer such Shares in a transaction in which such legends are not required, such legended certificates may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legends.

13.13 This Debenture, together with the Subscription Agreement made between the Company and the Debentureholder dated as of April 6, 2005 and the Collateral Agent Agreement, constitute the entire agreement between the Company and the Debentureholder in respect of the purchase by the Debentureholder of the Debenture and supercedes all prior agreements and undertakings, both written and oral, between the Company and the Debentureholder relating to purchase and sale of this Debenture and the advance of the Principal and there are no warranties, representations, terms, conditions or collateral agreements, expressed, implied or statutory, other than those expressly set forth in this Debenture and in the Subscription Agreement.

13.14 This Debenture and all documents ancillary hereto shall be governed by and interpreted in accordance with the laws of the Province of British Columbia, without regard to any conflicts of law principles, and the federal laws of Canada applicable therein. Each of the parties hereto irrevocably attorns to the non exclusive jurisdiction of the courts of the Province of British Columbia.

14.   ASSIGNMENT OF DEBENTURE

This Debenture is not a negotiable instrument. This Debenture may not be sold, assigned or transferred to any person except with the prior written consent of the Company.

IN WITNESS WHEREOF, Cryopak Industries Inc. has caused this Convertible Debenture to be signed by its President and Chief Executive Officer and to be dated as of the date set out above.

                                      CRYOPAK INDUSTRIES INC.


                                      Per:
                                           -------------------------------------
                                           Martin Carsky
                                           President and Chief Executive Officer

                            FORM OF CONVERSION NOTICE

                                   (Article 2)

TO: CRYOPAK INDUSTRIES INC.

The undersigned, registered holder of the within Debenture, hereby irrevocably elects to convert the present Debenture (or $_____________ of the aggregate of the Principal thereof) for Shares of Cryopak Industries Inc. in accordance with the terms and conditions of the present Debenture and directs that the Shares of Cryopak Industries Inc. issuable and deliverable upon conversion be issued and delivered to the person indicated below.

If less than the aggregate of the Principal under the present Debenture is to be exchanged, indicate in the space provided the amount of the aggregate of the Principal thereof to be exchanged.

Dated:   _________________________________


         _________________________________
         (Signature of registered holder)

(If Shares of Cryopak Industries Inc. are transferable in compliance with all applicable laws and are to be transferred and issued to a person other than the registered holder, a form of transfer substantially in the form of the attached Form of Transfer must be completed and the registered holder's signature must be guaranteed by a chartered bank, by a trust company, or by a member firm of a recognized stock exchange.)

Name:
        ________________________________________________________________________
        (Print name in which Shares of Cryopak Industries Inc. transferable upon conversion are to be transferred, delivered and registered)

         ________________________________________
        (Address)

         ________________________________________
        (City, province, country and postal code)

                                   SCHEDULE A

                           COLLATERAL AGENT AGREEMENT

                                  Schedule "B"

                Prior Encumbrances Registered in British Columbia

------------------------------------------------------------------------------------------------------------
                                                                                       B.C. Base
Secured Party                   Description of Collateral                              Registration #
-------------                   -------------------------                              --------------
------------------------------------------------------------------------------------------------------------
Bank of Montreal                Instrument  described  as short term  investment       9404997
                                certificate    including    all   renewals   and
                                replacements thereof,  substitutions  therefore,
                                accretions  thereto  and  interest,  income  and
                                money  therefrom  and all  proceeds  thereof and
                                therefrom including accounts.

------------------------------------------------------------------------------------------------------------
Contract Funding Group Inc.     (1) New Winpak L18 Pouch  machine  S/N 18262 and       293477A
                                all  equipment  under the lease,  including  all
                                goods,   services,   accessories,   attachments,
                                replacements, substitutions and proceeds derived
                                therefrom.
------------------------------------------------------------------------------------------------------------
HSBC Bank Canada                All of the debtor's  present and after  acquired       677095A
                                personal property and an uncrystallized floating
                                charge on land.

------------------------------------------------------------------------------------------------------------
AIG Credit Corp. of Canada      All  unearned   premiums,   dividends  and  loss       151679B
                                payments  which reduce the unearned  premium and
                                all  tax  and  other  refunds  with  respect  to
                                insurance  policies,  as  assigned to AIG Credit
                                Corp. of Canada.

------------------------------------------------------------------------------------------------------------
HSBC Bank Canada                All of the debtor's  present and after  acquired       723300B
                                personal property and an uncrystallized floating
                                charge on land.

------------------------------------------------------------------------------------------------------------